As filed with the Securities and Exchange Commission on August 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENESTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2079805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23460 N. 19th Avenue, Suite 110
Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)

SENESTECH, INC.

2018 EQUITY INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

Thomas C. Chesterman

Executive Vice President, Chief Financial Officer, Treasurer and Secretary

SenesTech, Inc.

23460 N. 19th Avenue, Suite 110
Phoenix, Arizona 85027
(928) 779-4143

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Brian H. Blaney, Esq.

Katherine A. Beck, Esq.
Stephanie T. Graffious, Esq.
Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 800

Phoenix, Arizona 85016

(602) 445-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer ☒	Smaller reporting company ☒
Accelerated filer	☐		Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

We are filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 200,000 additional shares (the “Additional Shares”) of our common stock, par value $0.001 per share (“Common Stock”), available for issuance under our 2018 Equity Incentive Plan, as amended (the “Plan”). The Additional Shares are being registered in addition to our Common Stock previously registered for issuance under the Plan pursuant to our Registration Statements on Form S-8 filed with the Commission on June 19, 2018 (Registration No. 333-225710), August 14, 2020 (Registration No. 333-246258), August 16, 2021 (Registration No. 333-258851), February 10, 2023 (Registration No. 333-269686), and September 26, 2023 (Registration No. 333-274700) (such prior registration statements on Form S-8, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statements and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are hereby incorporated by reference and made part of this Registration Statement, except to the extent supplemented, superseded, or modified by the specific information set forth below or the specific exhibits attached hereto.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which we have filed with the Commission, are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K, as amended by the Form 10-K/A, for the year ended December 31, 2023, as filed with the Commission on February 21, 2024 and April 29, 2024, respectively;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the Commission on May 9, 2024;

(c)	Definitive Proxy Statement on Schedule 14A, as filed with the Commission on May 28, 2024;

(d)	Current Reports on Form 8-K as filed with the Commission on February 27, 2024, May 1,2024, June 20, 2024, July 15, 2024, July 23, 2024, and August 5, 2024, but only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); and

(e)	The description of our Common Stock contained in the Registration Statement on Form 8-A (File No. 001-37941) as filed with the Commission on November 7, 2016, as updated by the description of our registered securities contained in Exhibit 4.1 to the Annual Report on Form 10-K/A for the year ended December 31, 2019, as filed with the Commission on April 21, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Item 2.02 or 7.01 of Form 8-K that is not deemed “filed” under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Under no circumstances will any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

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Item 8. Exhibits.

Exhibit Number	Description

5.1+	Opinion of Greenberg Traurig, LLP

10.1*	SenesTech, Inc. 2018 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the Commission on July 15, 2024 (File no. 001-37941))

23.1+	Consent of M&K CPAS, PLLC, independent registered public accounting firm

23.2+	Consent of Greenberg Traurig, LLP (included in opinion filed as Exhibit 5.1)

24.1+	Power of Attorney (included on signature page hereof)

107+	Filing Fee Table

+	Filed herewith.

*	Incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on August 6, 2024.

SENESTECH, INC.

By:	/s/ Joel L. Fruendt
Joel L. Fruendt
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel L. Fruendt and Thomas C. Chesterman, and each of them, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel L. Fruendt	President, Chief Executive Officer and Director	August 6, 2024
Joel L. Fruendt	(Principal Executive Officer)

/s/ Thomas C. Chesterman	Executive Vice President, Chief Financial Officer,
Thomas C. Chesterman	Treasurer and Secretary (Principal Financial and Accounting Officer)	August 6, 2024

/s/ Jamie Bechtel	Chair of the Board	August 6, 2024
Jamie Bechtel

/s/ Phil Grandinetti III	Director	August 6, 2024
Phil Grandinetti III

/s/ Jake Leach	Director	August 6, 2024
Jake Leach

/s/ Matthew K. Szot	Director	August 6, 2024
Matthew K. Szot

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